EXHIBIT 99.1

ConnectOne Bancorp, Inc. to Host 2021 Fourth Quarter Results Conference Call on January 27, 2022

ENGLEWOOD CLIFFS, N.J., Jan. 13, 2022 (GLOBE NEWSWIRE) -- ConnectOne Bancorp, Inc. (Nasdaq: CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today announced that it plans to release results for the fourth quarter ended December 31, 2021, before the market opens on Thursday, January 27, 2022. Management will also host a conference call and audio webcast at 10:00 a.m. ET on January 27, 2022, to review the Company's financial performance and operating results.

Chairman and Chief Executive Officer Frank Sorrentino III and Chief Financial Officer William S. Burns will host the call. The conference call dial-in number is 1-201-689-8471, access code 13725707. Please dial in at least five minutes before the start of the call to register. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the "Investor Relations" link on the Company's website https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

A replay of the conference call will be available beginning at approximately 1:00 p.m. ET on Thursday, January 27, 2022 and ending on Thursday, February 3, 2022 by dialing 412-317-6671, access code 13725707. An online archive of the webcast will be available following the completion of the conference call at https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

About ConnectOne Bancorp, Inc.
ConnectOne Bancorp, Inc., through its subsidiary, ConnectOne Bank offers a full suite of both commercial and consumer banking and lending products and services through its banking offices located in New York and New Jersey. ConnectOne Bancorp, Inc. is traded on the Nasdaq Global Market under the trading symbol “CNOB,” and information about ConnectOne may be found https://www.ConnectOneBank.com.

Investor Contact:

William S. Burns
Executive VP & CFO
201.816.4474; bburns@cnob.com

Media Contact:

Sutton Resler MWW
571.236.4966; sresler@mww.com